Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement pertaining to the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as Amended and Restated, of CARBO Ceramics Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements of CARBO Ceramics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/s/ Ernst & Young
New Orleans, Louisiana
June 21, 2002